UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 8, 2007

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 East Arques Avenue

Sunnyvale, CA 94085

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 8, 2007, the Board of Directors of Advanced Analogic Technologies Incorporated (the “Company”) appointed Chandramohan Subramaniam, age 51, to fill a vacancy on the Company’s Board of Directors. Mr. Subramaniam will be a Class III Director and will stand for re-election at the Company’s 2008 Annual Meeting of Stockholders. Mr. Subramaniam also will serve on the company’s Corporate Governance and Nominating Committee. Mr. Subramaniam has served as President of the Puja Consulting Group since January 2005. Prior to that, Mr. Subramaniam served as the Senior Vice President of Operations for MEMC Electronics Materials, Inc., a public silicon wafer manufacturing company, from December 2003 to December 2004. Prior to that, Mr. Subramaniam was the Vice President and Director of Final Manufacturing for ON Semiconductor Corporation, a public semiconductor company, from May 1999 to December 2003. Before joining ON Semiconductor Corporation, Mr. Subramaniam held various positions at Motorola, Inc. from 1983 to 1999. Mr. Subramaniam also currently serves on the board of directors of IceMos Technology Ltd., a private company.

Upon his appointment to the Board of Directors, pursuant to the Company’s compensation policy for its Board of Directors and the Company’s 2005 Equity Incentive Plan, Mr. Subramaniam received an automatic stock option grant for the purchase of 36,000 shares of the Company’s Common Stock at an exercise price of $6.28 per share, which the Board of Directors noted was the closing price of the Common Stock reported on Nasdaq on the date of grant, March 8, 2007. The option granted to Mr. Subramaniam vests on a three-year vesting schedule, with 1/3 of the shares subject to the option vesting annually. In connection with Mr. Subramaniam’s appointment to the Company’s Board of Directors, Mr. Subramaniam is expected to enter into the Company’s standard form of Indemnification Agreement.

Approval of Discretionary Cash Bonus Plan

Also on March 8, 2007, the Compensation Committee of the Board of Directors of the Company approved a discretionary cash bonus plan for its executives relating to 2007 corporate performance. Cash bonuses in connection with the discretionary cash bonus plan are based upon the meeting of specified revenue goals, Non-GAAP profits before tax goals and individualized management performance goals. The discretionary cash bonus plan provides for a maximum payout depending on the service provider’s executive level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer, Vice President of Worldwide
Finance and Secretary

Date: March 14, 2007